UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 16, 2005
(Date of earliest event reported)

Offshore Logistics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31617	72-0679819
(Commission File Number)	(IRS Employer
Identification No.)
2000 W. Sam Houston Parkway South Suite 1700
Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

(713) 267-7600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On December 16, 2005, Offshore Logistics, Inc. (the “Company”) announced the resignation of Mr. Brian Voegele as Senior Vice President and Chief Financial Officer. As disclosed in the Current Report filed on November 1, 2005, Mr. Voegele previously notified the Company of his intent to resign his positions with the Company to pursue an opportunity with another oilfield services company. Mr. William E. Chiles, President and CEO of the Company, will serve as Chief Financial Officer until a successor is identified.

        The Company also announced the appointment of Elizabeth D. Brumley as Vice President and Chief Accounting Officer. Ms. Brumley recently joined Offshore Logistics as Controller as announced in the Current Report filed on December 1, 2005. Prior to joining the Company, Ms. Brumley was employed by Noble Drilling Services, Inc., an international offshore drilling company, as its Vice President and Controller. From 1996 to early 2005, she was with MAXXAM Inc. and served in various positions, including Vice President and Controller. She previously worked for GulfMark Offshore, Inc., where she served as Controller from 1990 until 1996. Ms. Brumley was a senior auditor with Arthur Andersen LLP prior to joining GulfMark in December 1987. Mr. Brumley is 47 years of age.

        On November 17, 2005, the Company entered into a compensation agreement with Ms. Brumley, which is effective as of November 15, 2005. Under the agreement, Ms. Brumley reports to the Chief Financial Officer of the Company. The Company will pay Ms. Brumley a base salary of $180,000 and she will be eligible for a cash bonus, if she and the Company meet certain performance targets, of up to 80% of her base salary. The Company will also credit an annual amount equal to 10% of Ms. Brumley’s annual salary and bonus to Ms. Brumley pursuant to the Deferred Compensation Plan.

        Upon signing the compensation agreement, Ms. Brumley became entitled to receive options to purchase 3,000 shares of our Common Stock with an exercise price equal to the Common Stock’s closing price on the date of the grant. In addition, she received 3,000 Performance Accelerated Restricted Stock Units. The Company will provide Ms. Brumley a term life insurance policy in the amount of $500,000 payable to her designated beneficiaries. In addition, Ms. Brumley receives a car allowance of $1,250 per month.

Item 7.01. Regulation FD Disclosure.

        On December 16, 2005, Offshore Logistics, Inc. issued a press release, a copy of which has been furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated December 16, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2005

OFFSHORE LOGISTICS, INC. (Registrant) /s/ Joseph A. Baj —————————————— Joseph A. Baj Vice President, Treasurer and Secretary